Exhibit 99.1

Electronic Arts Reports Strong Q1 FY21 Financial Results

REDWOOD CITY, CA – July 30, 2020 – Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its first fiscal quarter ended June 30, 2020.

“This was an extraordinary quarter, and we’re deeply proud of everything our teams at Electronic Arts are doing for our players and communities,” said CEO Andrew Wilson. “We launched new games, deeply engaged players in our live services, and welcomed tens of millions of new players to our network. It was an unprecedented first quarter of growth in our business, and we will continue building on that strength with more innovative experiences, more groundbreaking content, and more ways to connect with friends and play great games throughout the year.”

“Player engagement through the first quarter was exceptionally high, and well above our forecast,” said COO and CFO Blake Jorgensen. “Our Stay Home, Play Together initiatives have been a strong tailwind for the business, as players look for safe and social entertainment in these difficult times. We are focused on delivering high quality titles for our players, combined with our incredible ongoing live services and increasing reach across platforms and geographies which should continue to expand our business over time.”

News and ongoing updates regarding EA and its games are available on EA’s blog at www.ea.com/news.

Selected Operating Highlights and Metrics

•Net bookings* for the trailing twelve months was $5.980 billion, up 17% year-over-year.
•Launched Command & Conquer™ Remastered and Burnout Paradise™ Remastered during the quarter.
•During the quarter, EA delivered over 30 new content updates, including two major game expansions, and more than 50 mobile updates.
•Launched nearly 30 titles on the Steam platform during the quarter.
•During the quarter, Apex LegendsTM launched Season 5 with engagement reaching its highest levels since Season 1.
•During the quarter, player acquisition for FIFA was up more than 100% year-over-year and up nearly 140% year-over-year in Madden NFL.
•Life to date, The Sims 4TM has more than 30 million players across all platforms; daily, weekly, and monthly active player totals reached record highs for a first quarter.

* Net bookings is defined as the net amount of products and services sold digitally or sold-in physically in the period. Net bookings is calculated by adding total net revenue to the change in deferred net revenue for online-enabled games.

Selected Financial Highlights and Metrics

•Net cash provided by operating activities was $378 million for the quarter and a record $2.017 billion for the trailing twelve months.
•EA repurchased approximately 747,000 shares for $78 million during the quarter, completing its $2.4 billion, two-year repurchase program.

Quarterly Financial Highlights

	Three Months Ended
	June 30,
	2020	2019
(in $ millions, except per share amounts)
Full game	359	262
Live services and other	1,100	947
Total net revenue	1,459	1,209

Net income	365	1,421*
Diluted earnings per share	1.25	4.75*

Operating cash flow	378	158

Value of shares repurchased	78	305
Number of shares repurchased	0.7	3.2
____________________________ *Includes the impact of one-time tax benefits recognized during the fiscal quarter.

The following GAAP-based financial data and tax rate of 18% was used internally by company management to adjust its GAAP results in order to assess EA’s operating results:

	Three Months Ended June 30, 2020
		GAAP-Based Financial Data
(in $ millions)	Statement of Operations	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Stock-based compensation
Total net revenue	1,459	—	(69)	—
Cost of revenue	288	—	—	(1)
Gross profit	1,171	—	(69)	1
Total operating expenses	700	(5)	—	(101)
Operating income	471	5	(69)	102
Interest and other income, net	(3)	—	—	—
Income before provision for (benefit from) income taxes	468	5	(69)	102
Number of shares used in computation:
Diluted	292

For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-K for the fiscal year ended March 31, 2020.

Financial Highlights for the Trailing Twelve Months

	Twelve Months Ended
	June 30,
	2020	2019
(in $ millions)
Full game	1,984	1,784
Live services and other	3,803	3,238
Total net revenue	5,787	5,022

Net income	1,983*	2,147*

Operating cash flow	2,017	1,585

Value of shares repurchased	980	1,197
Number of shares repurchased	9.8	11.9

*Includes the impact of one-time tax benefits recognized during the trailing twelve months.

The following GAAP-based financial data and tax rate of 18% was used internally by company management to adjust its GAAP results in order to assess EA’s operating results:

	Twelve Months Ended June 30, 2020
		GAAP-Based Financial Data
(in $ millions)	Statement of Operations	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Stock-based compensation
Total net revenue	5,787	—	193	—
Cost of revenue	1,470	(10)	—	(4)
Gross profit	4,317	10	193	4
Total operating expenses	2,816	(26)	—	(372)
Operating income	1,501	36	193	376
Interest and other income, net	39	—	—	—
Income before provision for income taxes	1,540	36	193	376

For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-K for the fiscal year ended March 31, 2020.

Operating Metric
The following is a calculation of our total net bookings for the periods presented:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2020	2019*	2020*	2019*
(in $ millions)
Total net revenue	1,459	1,209	5,787	5,022
Change in deferred net revenue (online-enabled games)	(69)	(427)	193	94
Net bookings	1,390	782	5,980	5,116
*At the beginning of FY21, EA changed the way in which it reports net bookings. Periods prior to the first quarter of FY21 have been recast for comparability to align with these changes. For more information, please see the Financial Reporting FAQ on our IR website.

Business Outlook as of July 30, 2020
The following forward-looking statements reflect expectations as of July 30, 2020. Electronic Arts assumes no obligation to update these statements. Results may be materially different and are affected by many factors detailed in this release and in EA’s annual and quarterly SEC filings.

Fiscal Year 2021 Expectations – Ending March 31, 2021

Financial metrics:
•Net revenue is expected to be approximately $5.625 billion.
◦Change in deferred net revenue (online-enabled games) is expected to be approximately $325 million.
•Net income is expected to be approximately $869 million.
•Diluted earnings per share is expected to be approximately $2.97.
•Operating cash flow is expected to be approximately $1.850 billion.
•The Company estimates a share count of 293 million for purposes of calculating fiscal year 2021 diluted earnings per share.

Operational metric:
•Net bookings is expected to be approximately $5.950 billion.

In addition, the following outlook for GAAP-based financial data and a long-term tax rate of 18% are used internally by EA to adjust our GAAP expectations to assess EA’s operating results and plan for future periods:

	Twelve Months Ending March 31, 2021
		GAAP-Based Financial Data
	GAAP Guidance	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Stock-based compensation
(in $ millions)
Total net revenue	5,625	—	325	—
Cost of revenue	1,483	—	—	(1)
Operating expense	3,024	(20)	—	(444)
Income before provision for (benefit from) income taxes	1,086	20	325	445
Net income	869
Number of shares used in computation:
Diluted shares	293

Second Quarter Fiscal Year 2021 Expectations – Ending September 30, 2020

Financial metrics:

•Net revenue is expected to be approximately $1.125 billion.
◦Change in deferred net revenue (online-enabled games) is expected to be approximately $(250) million.
•Net income is expected to be approximately $61 million.
•Diluted earnings per share is expected to be approximately $0.21.
•The Company estimates a share count of 293 million for purposes of calculating second quarter fiscal year 2021 diluted earnings per share. If the Company reports a net loss instead of net income, a basic share count for calculating earnings per share would be 289 million shares.

Operational metric:

•Net bookings is expected to be approximately $875 million.

As previously announced, Madden NFL 21 will launch on August 28, 2020 and FIFA 21 will launch on October 9, 2020, moving FIFA 21 out of the second fiscal quarter and into the beginning of the third fiscal quarter. These launch dates affect the original estimated phasing of net revenue and net bookings as well as the year-over-year quarterly comparison. Refer to the slide presentation on EA’s IR website for additional details.

In addition, the following outlook for GAAP-based financial data and a long-term tax rate of 18% are used internally by EA to adjust our GAAP expectations to assess EA’s operating results and plan for future periods:

	Three Months Ending September 30, 2020
		GAAP-Based Financial Data
	GAAP Guidance	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Stock-based compensation
(in $ millions)
Total net revenue	1,125	—	(250)	—
Cost of revenue	280	—	—	—
Operating expense	755	(5)	—	(110)
Income (loss) before provision for (benefit from) income taxes	83	5	(250)	110
Net income (loss)	61
Number of shares used in computation:
Diluted shares	293

For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-K for the fiscal year ended March 31, 2020.

Conference Call and Supporting Documents

Electronic Arts will host a conference call on July 30, 2020 at 2:00 pm PT (5:00 pm ET) to review its results for the first fiscal quarter ended June 30, 2020 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number (866) 324-3683 (domestic) or (509) 844-0959 (international), using the conference code 5955287 or via webcast at EA’s IR Website at http://ir.ea.com.

EA has posted a slide presentation with a financial model of EA’s historical results and guidance on EA’s IR Website. EA will also post the prepared remarks and a transcript from the conference call on EA’s IR Website.

A dial-in replay of the conference call will be available until August 13, 2020 at 855-859-2056 (domestic) or 404-537-3406 (international) using pin code 5955287. An audio webcast replay of the conference call will be available for one year on EA’s IR Website.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s fiscal 2021 expectations under the heading “Business Outlook as of July 30, 2020,” and other information regarding EA's fiscal 2021 expectations contain forward-looking statements that are subject to change. Statements including words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “predict,” “seek,” “goal,” “will,” “may,” “likely,” “should,” “could” (and the negative of any of these terms), “future” and similar expressions also identify forward-looking statements. These forward-looking statements are not guarantees of future performance and reflect management’s current expectations. Our actual results could differ materially from those discussed in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: the impact of the COVID-19 pandemic, sales of the Company’s products and services; the Company’s ability to develop and support digital products and services, including managing online security and privacy; outages of our products, services and technological infrastructure; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; governmental regulations; the effectiveness of the Company’s sales and marketing programs; timely development and release of the Company’s products and services; the Company’s ability to realize the anticipated benefits of acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to develop and implement new technology; foreign currency exchange rate fluctuations; general economic conditions; changes in our tax rates or tax laws; and other factors described in Part I, Item 1A of Electronic Arts’ latest Annual Report on Form 10-K under the heading “Risk Factors”, as well as in other documents we have filed with the Securities and Exchange Commission.

These forward-looking statements are current as of July 30, 2020. Electronic Arts assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020. Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended June 30, 2020.

About Electronic Arts

Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company develops and delivers games, content and online services for Internet-connected consoles, mobile devices and personal computers.
In fiscal year 2020, EA posted GAAP net revenue of $5.5 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality brands such as EA SPORTS™ FIFA, Battlefield™, Apex Legends™, The Sims™, Madden NFL, Need for Speed™, Titanfall™ and Plants vs. Zombies™. More information about EA is available at www.ea.com/news.
EA SPORTS, Command & Conquer, Burnout Paradise, Battlefield, Need for Speed, Apex Legends, The Sims and Plants vs. Zombies are trademarks of Electronic Arts Inc. John Madden, NFL and FIFA are the property of their respective owners and used with permission.

For additional information, please contact:

Chris Evenden	John Reseburg
Vice President, Investor Relations	Vice President, Corporate Communications
650-628-0255	650-628-3601
cevenden@ea.com	jreseburg@ea.com

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(in $ millions, except per share data)

	Three Months Ended
	June 30,
	2020	2019
Net revenue	1,459	1,209
Cost of revenue	288	187
Gross profit	1,171	1,022
Operating expenses:
Research and development	438	381
Marketing and sales	121	110
General and administrative	136	110
Acquisition-related contingent consideration	—	1
Amortization of intangibles	5	5
Total operating expenses	700	607
Operating income	471	415
Interest and other income (expense), net	(3)	21
Income before provision for (benefit from) income taxes	468	436
Provision for (benefit from) income taxes	103	(985)
Net income	365	1,421
Earnings per share
Basic	1.27	4.78
Diluted	1.25	4.75
Number of shares used in computation
Basic	288	297
Diluted	292	299

Results (in $ millions, except per share data)
The following table reports the variance of the actuals versus our guidance provided on May 5, 2020 for the three months ended June 30, 2020 plus a comparison to the actuals for the three months ended June 30, 2019.

	Three Months Ended June 30,
	2020		2020	2019
	Guidance	Variance	Actuals	Actuals
Net revenue
Net revenue	1,220	239	1,459	1,209
GAAP-based financial data
Change in deferred net revenue (online-enabled games)[1]	(220)	151	(69)	(427)
Cost of revenue
Cost of revenue	210	78	288	187
GAAP-based financial data
Acquisition-related expenses	—	—	—	(2)
Stock-based compensation	—	(1)	(1)	(1)
Operating expenses
Operating expenses	635	65	700	607
GAAP-based financial data
Acquisition-related expenses	(5)	—	(5)	(6)
Stock-based compensation	(90)	(11)	(101)	(72)
Income before tax
Income before tax	374	94	468	436
GAAP-based financial data
Acquisition-related expenses	5	—	5	8
Change in deferred net revenue (online-enabled games)[1]	(220)	151	(69)	(427)
Stock-based compensation	90	12	102	73
Tax rate used for management reporting	18%		18%	18%
Earnings per share
Basic	0.93	0.34	1.27	4.78
Diluted	0.93	0.32	1.25	4.75
Number of shares
Basic	289	(1)	288	297
Diluted	291	1	292	299

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

In fiscal 2021, EA changed the way in which it reports net revenue. Periods prior to the first quarter of fiscal 2021 have been recast for comparability to align with these changes. For more information please see the Financial Reporting FAQ on our Investor Relations Website.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(in $ millions)

	June 30, 2020	March 31, 2020[2]
ASSETS
Current assets:
Cash and cash equivalents	4,013	3,768
Short-term investments	1,947	1,967
Receivables, net	507	461
Other current assets	223	321
Total current assets	6,690	6,517
Property and equipment, net	450	449
Goodwill	1,889	1,885
Acquisition-related intangibles, net	48	53
Deferred income taxes, net	1,894	1,903
Other assets	313	305
TOTAL ASSETS	11,284	11,112
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	51	68
Accrued and other current liabilities	1,040	1,052
Deferred net revenue (online-enabled games)	878	945
Senior notes, current, net	599	599
Total current liabilities	2,568	2,664
Senior notes, net	397	397
Income tax obligations	312	373
Deferred income taxes, net	1	1
Other liabilities	224	216
Total liabilities	3,502	3,651

Stockholders’ equity:
Common stock	3	3
Retained earnings	7,831	7,508
Accumulated other comprehensive loss	(52)	(50)
Total stockholders’ equity	7,782	7,461
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	11,284	11,112

2Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(in $ millions)

	Three Months Ended June 30,
	2020	2019
OPERATING ACTIVITIES
Net income	365	1,421
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	37	37
Stock-based compensation	102	73
Change in assets and liabilities
Receivables, net	(44)	294
Other assets	44	24
Accounts payable	(3)	(40)
Accrued and other liabilities	(66)	(56)
Deferred income taxes, net	10	(1,174)
Deferred net revenue (online-enabled games)	(67)	(421)
Net cash provided by operating activities	378	158
INVESTING ACTIVITIES
Capital expenditures	(38)	(45)
Proceeds from maturities and sales of short-term investments	694	358
Purchase of short-term investments	(664)	(1,263)
Net cash used in investing activities	(8)	(950)
FINANCING ACTIVITIES
Proceeds from issuance of common stock	3	3
Cash paid to taxing authorities for shares withheld from employees	(69)	(51)
Repurchase and retirement of common stock	(78)	(305)
Payment of contingent consideration	—	(32)
Net cash used in financing activities	(144)	(385)
Effect of foreign exchange on cash and cash equivalents	19	2
Change in cash and cash equivalents	245	(1,175)
Beginning cash and cash equivalents	3,768	4,708
Ending cash and cash equivalents	4,013	3,533

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions, except per share data)

	Q1	Q2	Q3	Q4	Q1	YOY %
	FY20	FY20	FY20	FY20	FY21	Change
Net revenue
Net revenue	1,209	1,348	1,593	1,387	1,459	21%
GAAP-based financial data
Change in deferred net revenue (online-enabled games)[1]	(427)	(35)	428	(131)	(69)
Gross profit
Gross profit	1,022	943	1,085	1,118	1,171	15%
Gross profit (as a % of net revenue)	85%	70%	68%	81%	80%
GAAP-based financial data
Acquisition-related expenses	2	2	5	3	—
Change in deferred net revenue (online-enabled games)[1]	(427)	(35)	428	(131)	(69)
Stock-based compensation	1	1	1	1	1
Operating income
Operating income	415	268	361	401	471	13%
Operating income (as a % of net revenue)	34%	20%	23%	29%	32%
GAAP-based financial data
Acquisition-related expenses	8	10	12	9	5
Change in deferred net revenue (online-enabled games)[1]	(427)	(35)	428	(131)	(69)
Stock-based compensation	73	92	91	91	102
Net income
Net income	1,421	854	346	418	365	(74%)
Net income (as a % of net revenue)	118%	63%	22%	30%	25%
GAAP-based financial data
Acquisition-related expenses	8	10	12	9	5
Change in deferred net revenue (online-enabled games)[1]	(427)	(35)	428	(131)	(69)
Stock-based compensation	73	92	91	91	102
Tax rate used for management reporting	18%	18%	18%	18%	18%
Diluted earnings per share	4.75	2.89	1.18	1.43	1.25	(74%)
Number of diluted shares used in computation
Basic	297	295	292	290	288
Diluted	299	296	294	292	292

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

In fiscal 2021, EA changed the way in which it reports net revenue. Periods prior to the first quarter of fiscal 2021 have been recast for comparability to align with these changes. For more information please see the Financial Reporting FAQ on our Investor Relations Website.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q1	Q2	Q3	Q4	Q1	YOY %
	FY20	FY20	FY20	FY20	FY21	Change
QUARTERLY NET REVENUE PRESENTATIONS
Net revenue by composition
Full game downloads	133	181	286	211	223	68%
Packaged goods	129	399	403	145	136	5%
Full game	262	580	689	356	359	37%
Live services and other	947	768	904	1,031	1,100	16%
Total net revenue	1,209	1,348	1,593	1,387	1,459	21%
Full game	22%	43%	43%	26%	25%
Live services and other	78%	57%	57%	74%	75%
Total net revenue %	100%	100%	100%	100%	100%
GAAP-based financial data
Full game downloads	(57)	(5)	31	(21)	(5)
Packaged goods	(110)	62	60	(67)	(67)
Full game	(167)	57	91	(88)	(72)
Live services and other	(260)	(92)	337	(43)	3
Total change in deferred net revenue (online-enabled games) by composition[1]	(427)	(35)	428	(131)	(69)

Net revenue by platform
Console	760	923	1,163	928	932	23%
PC & Other	253	248	261	274	325	28%
Mobile	196	177	169	185	202	3%
Total net revenue	1,209	1,348	1,593	1,387	1,459	21%
GAAP-based financial data
Console	(344)	8	388	(143)	(108)
PC & Other	(58)	(32)	24	7	15
Mobile	(25)	(11)	16	5	24
Total change in deferred net revenue (online-enabled games) by platform[1]	(427)	(35)	428	(131)	(69)

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

In fiscal 2021, EA changed the way in which it reports net revenue. Periods prior to the first quarter of fiscal 2021 have been recast for comparability to align with these changes. For more information please see the Financial Reporting FAQ on our Investor Relations Website.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q1	Q2	Q3	Q4	Q1	YOY %
	FY20	FY20	FY20	FY20	FY21	Change
CASH FLOW DATA
Operating cash flow	158	37	1,104	498	378	139%
Operating cash flow - TTM	1,585	1,748	1,898	1,797	2,017	27%
Capital expenditures	45	27	28	40	38	(16%)
Capital expenditures - TTM	132	128	135	140	133	1%
Repurchase and retirement of common stock	305	306	305	291	78	(74%)
DEPRECIATION
Depreciation expense	30	30	29	31	31	3%
BALANCE SHEET DATA
Cash and cash equivalents	3,533	2,940	3,603	3,768	4,013
Short-term investments	1,654	1,943	1,999	1,967	1,947
Cash and cash equivalents, and short-term investments	5,187	4,883	5,602	5,735	5,960	15%
Receivables, net	329	856	798	461	507	54%
STOCK-BASED COMPENSATION
Cost of revenue	1	1	1	1	1
Research and development	49	61	60	59	66
Marketing and sales	7	10	10	10	11
General and administrative	16	20	20	21	24
Total stock-based compensation	73	92	91	91	102